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                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 8, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of SunGard Data Systems, Inc. ("SunGard"), which is incorporated by reference in SunGard's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Philadelphia, PA
June 1, 2001